Exhibit 21.1

Subsidiaries of Boston Properties Limited Partnership As of March 5, 2004

101 Carnegie Center Associates, a New Jersey general partnership
17M Acquisition Subsidiary LLC, a Delaware limited liability company
17M Associates, a District of Columbia limited partnership
206 Associates Limited Partnership, a New Jersey limited partnership
210 Associates Limited Partnership, a New Jersey limited partnership
211 Associates Limited Partnership, a New Jersey limited partnership
30 Shattuck Road LLC, a Delaware limited liability company
500 Series, LLC, a Delaware limited liability company
90 Church Street Limited Partnership, a Delaware limited partnership
Big Apple Associates Limited Partnership, a Delaware limited partnership
Boston Properties LLC, a Delaware limited liability company
Boston Properties Management, Inc., a Delaware corporation
Boston Properties TRS, Inc., a Delaware corporation
BP 111 Huntington Ave LLC, a Delaware limited liability company
BP 1330 Connecticut Avenue LLC, a Delaware limited liability company
BP 1333 New Hampshire Avenue LLC, a Delaware limited liability company
BP 140 Kendrick Street LLC, a Delaware limited liability company
BP 140 Kendrick Street Property LLC, a Delaware limited liability company
BP 20 F Street Limited Partnership, a Delaware limited partnership
BP 201 Spring Street LLC, a Delaware limited liability company
BP 280 Park Avenue LLC, a Delaware limited liability company
BP 280 Park Avenue Manager Corp., a Delaware corporation
BP 280 Park Avenue Mezzanine LLC, a Delaware limited liability company
BP 399 Park Avenue LLC, a Delaware limited liability company
BP 45th Associates LLC, a Delaware limited liability company
BP 8th Ave Associates LLC, a Delaware limited liability company
BP Almaden Associates LLC, a Delaware limited liability company
BP Belvidere LLC, a Delaware limited liability company
BP Boylston Residential LLC, a Delaware limited liability company
BP Crane Meadow, L.L.C., a Delaware limited liability company
BP EC West LLC, a Delaware limited liability company
BP EC1 Holdings LLC, a Delaware limited liability company
BP EC2 Holdings LLC, a Delaware limited liability company
BP EC3 Holdings LLC, a Delaware limited liability company
BP EC4 Holdings LLC, a Delaware limited liability company
BP Fourth Avenue, L.L.C., a Delaware limited liability company
BP Gateway Center LLC, a Delaware limited liability company
BP Hotel LLC, a Delaware limited liability company
BP II LLC, a Delaware limited liability company
BP III LLC, a Delaware limited liability company
BP Lending LLC, a Delaware limited liability company
BP Lex LLC, a Delaware limited liability company
BP Management, L.P., a Delaware limited partnership
BP OFR LLC, a Delaware limited liability company
BP Prucenter Acquisition LLC, a Delaware limited liability company
BP Prucenter Development LLC, a Delaware limited liability company
BP Realty New Jersey LLC, a New Jersey limited liability company
BP Reston Eastgate LLC, a Delaware limited liability company
BP Supermarket LLC, a Delaware limited liability company

BP Weston Quarry LLC, a Delaware limited liability company
BP/CG Member I LLC, a Delaware limited liability company
BP/CG Member II LLC, a Delaware limited liability company
BP/CG Member III LLC, a Delaware limited liability company
BP/CGCenter Acquisition Co. LLC, a Delaware limited liability company
BP/CGCenter I LLC, a Delaware limited liability company
BP/CGCenter II LLC, a Delaware limited liability company
BP/CGCenter MM LLC, a Delaware limited liability company
BP/CGCenter MM2 LLC, a Delaware limited liability company
BP/CRF 265 Franklin Street Holdings LLC, a Delaware limited liability company
BP/CRF 265 Franklin Street LLC, a Delaware limited liability company
BP/CRF 265 Franklin Street Manager Corp., a Delaware corporation
BP/CRF 265 Franklin Street Mezzanine LLC, a Delaware limited liability company
BP/CRF 901 New York Avenue LLC, a Delaware limited liability company
BP/DC Properties, Inc., a Maryland corporation
BP/DC REIT LLC, a Delaware limited liability company
Cambridge Center West Associates Limited Partnership, a Massachusetts limited partnership
Cambridge Group LLC, a Delaware limited liability company
Carnegie 214 Associates Limited Partnership, a New Jersey limited partnership
Carnegie 504 Associates, a New Jersey general partnership
Carnegie 506 Associates, a New Jersey general partnership
Carnegie 508 Associates, a New Jersey general partnership
Carnegie 510 Associates, L.L.C., a Delaware limited liability company
Carnegie Center Associates, a New Jersey general partnership
CRF Met Square LLC, a Delaware limited liability company
Decoverly Five Limited Partnership, a Maryland limited partnership
Decoverly Four Limited Partnership, a Maryland limited partnership
Decoverly Seven Limited Partnership, a Maryland limited partnership
Decoverly Six Limited Partnership, a Maryland limited partnership
Decoverly Two Limited Partnership, a Maryland limited partnership
Democracy Associates Limited Partnership, a Maryland limited partnership
Democracy Financing, LLC, a Delaware limited liability company
Discovery Square, L.L.C., a Delaware limited liability company
East Pratt Street Associates Limited Partnership, a Maryland limited partnership
Embarcadero Center Associates, a California general partnership
Embarcadero Center, Inc., a California corporation
Four Embarcadero Center Venture, a California general partnership
Gateway Center LLC, a Delaware limited liability company
HarborPlace Boston LLC, a Delaware limited liability company
IXP, Inc., a Vermont corporation
Jones Road Development Associates LLC, a Delaware limited liability company
Lexreal Associates Limited Partnership, a New York limited partnership
LKE BP Fourth Avenue Limited Partnership, a Massachusetts limited partnership
Market Square North Associates Limited Partnership, a Delaware limited partnership
MGA Virginia 85-1 Limited Partnership, a Virginia limited partnership
MGA Virginia 86-1 Limited Partnership, a Virginia limited partnership
MGA Virginia 86-2 Limited Partnership, a Virginia limited partnership
Montgomery Village Avenue Joint Venture Limited Partnership, a Maryland limited partnership
New Dominion Technology Corp., a Delaware corporation
New Dominion Technology Park II LLC, a Delaware limited liability company
New Dominion Technology Park LLC, a Delaware limited liability company
New Jersey & H Street LLC, a Delaware limited liability company
No. 1 Times Square Development LLC, a Delaware limited liability company

No. 5 Times Square Development LLC, a Delaware limited liability company
Ocean View Development Company Limited Partnership, a District of Columbia limited partnership
One Embarcadero Center Venture, a California general partnership
One Freedom Square, L.L.C., a Delaware limited liability company
Pratt Street Financing, LLC, a Delaware limited liability company
Princeton 202 Associates Limited Partnership, a New Jersey limited partnership
Princeton Childcare Associates Limited Partnership, a New Jersey limited partnership
Reston Corporate Center Limited Partnership, a Virginia limited partnership
Reston Town Center Office Park Phase One Limited Partnership, a Virginia limited partnership
Reston VA 939, L.L.C., a Delaware limited liability company
School Street Associates Limited Partnership, a District of Columbia limited partnership
SCV Partners, a New Jersey general partnership
Square 36 Office Joint Venture, a District of Columbia general partnership
Square 407 Limited Partnership, a District of Columbia limited partnership
Stony Brook Associates LLC, a Delaware limited liability company
The Double B Partnership, a Massachusetts general partnership
The Metropolitan Square Associates LLC, a District of Columbia limited liability company
Three Embarcadero Center Venture, a California general partnership
Tower Oaks Financing LLC, a Delaware limited liability company
Two Freedom Square, L.L.C., a Delaware limited liability company
Washingtonian North Associates Limited Partnership, a Maryland limited partnership